                                                                      EXHIBIT 15

Tenneco Automotive Inc.



We are aware that Tenneco Automotive Inc. has incorporated by reference in the following Registration Statements its Form 10-Q for the quarter ended September 30, 2000, which includes our report dated October 23, 2000 covering the unaudited interim financial information contained therein. Pursuant to Regulations C of the Securities Act of 1933, that report is not considered a part of the Registration Statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

         REGISTRATION NO.                                             FORM
         ----------------                                             ----

            333-24291............................................      S-3
            333-17485............................................      S-8
            333-30933............................................      S-8
            333-17487............................................      S-8
            333-41535............................................      S-8
            333-27279............................................      S-8
            333-23249............................................      S-8
            333-27281............................................      S-8
            333-41537............................................      S-8
            333-48777............................................      S-8
            333-76261............................................      S-8
            333-33442............................................      S-8
            333-33934............................................      S-8


Very truly yours,

Arthur Andersen LLP